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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                             YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------
                                                         1996          1995          1994
                                                     ------------   -----------   ----------
PRIMARY:
  Average shares outstanding.......................     6,261,519     6,212,517    6,187,196
  Net effect of dilutive stock options -- based on
     the treasury method...........................       159,699       178,177      326,719
  Weighted average number of shares held in
     treasury......................................    (1,181,576)   (1,128,265)    (905,214)
                                                     ------------   -----------   ----------
  Shares used to compute primary per share income
     (loss)........................................     5,239,642     5,262,429    5,608,701
                                                     ============   ===========   ==========
Income (loss) before cumulative effect of
  accounting change................................  $(15,233,063)  $   218,890   $4,515,088
Cumulative effect of accounting change.............                  (7,290,621)
                                                     ------------   -----------   ----------
Net income (loss)..................................  $(15,233,063)  $(7,071,731)  $4,515,088
                                                     ============   ===========   ==========
Net income (loss) per Common Share:
  Net income before cumulative effect of accounting
     change........................................  $      (2.91)  $       .04   $      .81
  Cumulative effect of accounting change...........                       (1.38)
                                                     ------------   -----------   ----------
  Net income (loss) per common share...............  $      (2.91)  $     (1.34)  $      .81
                                                     ============   ===========   ==========
FULLY DILUTED:
  Average shares outstanding.......................     6,261,519     6,212,517    6,187,196
  Net effect of dilutive stock options -- based on
     the treasury stock method using the year-end
     market price, if higher than average market
     price.........................................       195,664       250,432      326,719
  Assumed conversion of 8% subordinated convertible
     debentures....................................     1,038,230     1,089,918    1,155,260
  Assumed conversion of 6 1/2% subordinated
     convertible debentures........................       592,079       599,344      651,665
  Weighted average number of shares held in
     treasury......................................    (1,181,576)   (1,128,265)    (905,214)
                                                     ------------   -----------   ----------
  Shares used to compute fully diluted per share
     income (loss).................................     6,905,916     7,023,946    7,415,626
                                                     ============   ===========   ==========
Net income before cumulative effect of accounting
  change and adjustments...........................  $(15,233,063)  $   218,890   $4,515,088
Add 8% subordinated convertible debenture interest,
  net of income tax effect.........................     1,243,183     1,297,787    1,491,385
Add 6 1/2% subordinated convertible debenture
  interest, net of income tax effect...............       891,072       889,687    1,060,504
Cumulative effect of accounting change.............                  (7,290,621)
                                                     ------------   -----------   ----------
Adjusted net income (loss).........................  $(13,098,808)  $(4,884,257)  $7,066,977
                                                     ============   ===========   ==========
Net income (loss) per Common Share:
  Net income before cumulative effect of accounting
     change........................................  $      (1.90)  $       .34   $      .95
  Cumulative effect of accounting change...........                       (1.04)
                                                     ------------   -----------   ----------
  Net income (loss) per common share...............  $      (1.90)  $      (.70)  $      .95
                                                     ============   ===========   ==========
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